UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

BARNES & NOBLE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ 07920
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:		(908) 991-2665

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2024, the Compensation Committee of the Board of Directors of Barnes & Noble Education, Inc. (the “Company”) approved an amendment (the “Amendment”) to the existing offer letter agreement dated August 28, 2023 between the Company and Mr. Kevin Watson (the “Offer Letter”). Pursuant to the Offer Letter, the Company agreed to provide Mr. Watson with a guaranteed pro rata annual bonus of $306,000 for the 2024 fiscal year (the “2024 Bonus”).

Pursuant to the Amendment, the Company agreed to accelerate payment of two-thirds of the 2024 Bonus ($191,250) and pay such portion to Mr. Watson on or around February 2, 2024. The remaining unpaid portion of the 2024 Bonus ($114,750) will be paid following the end of the 2024 fiscal year at the same time as annual bonuses are paid to other senior executives of Company, subject to the terms of the Company’s Fiscal Year 2024 Incentive Compensation Plan.

Except for the acceleration of payment of a portion of the 2024 Bonus as described above, the remaining terms and conditions of the Offer Letter remain in full force and effect.

The above summary of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Amendment to Offer Letter Agreement, dated January 31, 2024, with Kevin Watson

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE EDUCATION, INC.

Date: February 6, 2024	By:	/s/ Michael C. Miller
	Name:	Michael C. Miller
	Title:	Chief Legal Officer and Executive Vice President, Corporate Development & Affairs